Exhibit 99.1

For more information:	Investor Relations:

John Ritchie	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3239
650-357-3500

EFI REPORTS Q2 2009 Results

Foster City, Calif. – July 29, 2009 – Electronics For Imaging, Inc. (Nasdaq: EFII), the world leader in customer-focused digital printing innovation, today announced its results for the second quarter of 2009. For the quarter ended June 30, 2009, the Company reported revenues of $90.1 million, compared to second quarter 2008 revenue of $143.8 million.

GAAP net loss was $(13.3) million or $(0.27) per diluted share in the second quarter of 2009, compared to a GAAP net loss of $(0.1) million or $(0.00) per diluted share for the same period in 2008.

GAAP net income was $13.4 million or $0.26 per diluted share for the six months ended June 30, 2009, compared to a GAAP net loss of $(5.3) million or $(0.10) per diluted share for the same period in 2008.

Non-GAAP net loss was $(6.1) million or $(0.12) per diluted share in the second quarter of 2009, compared to non-GAAP net income of $12.0 million or $0.21 per diluted share for the same period in 2008.

Non-GAAP net loss was $(10.5) million or $(0.21) per diluted share for the six months ended June 30, 2009, compared to non-GAAP net income of $24.0 million or $0.41 per diluted share for the same period in 2008.

“Our results reflect the continued challenges in our industry compounded by the delay in broad availability of our new line-up of inkjet printers. While our overall results are disappointing, we are pleased with the approximately 14% sequential growth in our Inkjet business and the execution on our commitment to align spending with revenue, with operating expenses reduced by 22% year-over-year,” said Guy Gecht, CEO of EFI. “Despite the product delay, we remain very excited with the opportunities for our inkjet segment and the record number of industry-leading new products we plan to bring to market over the next several months.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information to management and investors regarding non-cash expenses, significant recurring and nonrecurring items that we believe are important to understanding our financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expense, as well as restructuring related and non-recurring charges and gains and the tax effect of these adjustments. Such nonrecurring charges and gains include project abandonment costs, asset impairment charges, costs related to our stock option review completed in 2008, certain legal settlements, and our sale of certain real estate assets. Examples of these excluded items are described below:

•	Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense is recognized in accordance with SFAS 123R.

•	Non-recurring charges and gains, including:

•	Restructuring related charges. We have incurred restructuring charges as we reduce the number and size of our facilities and the size of our workforce.

•	Asset impairment costs consist of equipment and non-cancellable purchase orders incurred relating to a planned product that was cancelled.

•

Gain on sale of building and land. On January 29, 2009, we sold a portion of the Foster City, California campus for $137.3 million to Gilead Sciences, Inc., resulting in a gain on sale of $80.0 million.

•	Tax effect of these adjustments.

These non-GAAP measures are not in accordance with or an alternative for GAAP and may be materially different from non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding opportunities for the inkjet segment, our planned industry-leading new products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, inaccurate data or assumptions; unforeseen expenses; the difficulty of aligning expense levels with revenue changes; execution of actions to reduce our operational costs and ability to maintain effective costs control measures; unexpected declines in revenues or increases in expenses; management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; the market prices of the Company’s common stock during the term and after the ASR Agreement; the uncertainty regarding the completion of the ASR within the proposed timing; the uncertainty regarding the amount and timing of future share repurchases by the Company and the origin of funds used for such repurchases; current world-wide financial, economic and political difficulties and downturns, including the rapidly changing credit markets, and adverse variations in foreign exchange rates, that could affect demand for our products, and increase the volatility of our profitability, as well as the risk of bank failures, insolvency or illiquidity of other financial institutions and other adverse conditions in financial markets that could cause a loss of our cash deposits and invested cash and cash equivalents; uncertainty to accurately predict the outcome of foreign tax audits and determine our tax provisions; uncertainty regarding our effective tax rate in the future that may be impacted by various factors, including but not limited to new U.S. tax legislative proposals; failure to retain key employees; product cancellation costs; a significant decline or delay in demand for our products by any of our important OEM partners; the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; variations in growth rates or declines in the printing and imaging markets across various geographic regions; changes in historic customer order patterns, including changes in customer and channel inventory levels; changes in the mix of products sold leading to variations in operating results; the uncertainty of market acceptance of new product introductions; delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; competition and/or market factors, which may adversely affect margins; competition in each of our businesses, including competition from products internally developed by EFI’s customers; excess or obsolete inventory and variations in inventory valuation; intense competition in the industrial and commercial digital inkjet market; the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; the challenges of obtaining timely, efficient and quality product manufacturing; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; differences between the financial results as filed with the SEC and the preliminary results included in our earnings or other press releases due to the complexity in accounting rules; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K, as amended, and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

About EFI

EFI (www.efi.com) is the world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions. EFI maintains 23 offices worldwide.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue	$90,110	$143,846	$186,255	$280,450
Cost of revenue	43,339	61,873	86,556	121,245

Gross profit	46,771	81,973	99,699	159,205
Operating expenses:
Research and development	27,799	35,794	57,108	72,375
Sales and marketing	25,706	31,667	49,893	60,401
General and administrative	7,855	13,671	16,890	27,024
Amortization of identified intangibles	5,482	7,196	12,423	14,391
Restructuring and other	3,532	(463)	9,960	5,214

Total operating expenses	70,374	87,865	146,274	179,405

Loss from operations	(23,603)	(5,892)	(46,575)	(20,200)
Interest and other income, net:
Interest and other income, net	2,000	5,566	1,523	12,037
Gain on sale of building & land	628	—	79,991	—

Total interest and other income, net	2,628	5,566	81,514	12,037

Income (loss) before income taxes	(20,975)	(326)	34,939	(8,163)
Benefit from (provision for) income taxes	7,666	213	(21,534)	2,877

Net income (loss)	$(13,309)	$(113)	$13,405	$(5,286)

Fully Diluted EPS calculation
Net income (loss)	$(13,309)	$(113)	$13,405	$(5,286)

Net income (loss) per diluted common share	$(0.27)	$(0.00)	$0.26	$(0.10)

Shares used in diluted per share calculation	48,996	52,805	50,712	53,294

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income (loss)	$(13,309)	$(113)	$13,405	$(5,286)

Amortization of identified intangibles	5,482	7,196	12,423	14,391
Stock based compensation expense – Cost of revenue	303	517	554	1,463
Stock based compensation expense – Research and development	1,632	3,427	2,947	7,406
Stock based compensation expense – Sales and marketing	1,502	1,534	2,193	3,410
Stock based compensation expense – General and administrative	1,503	3,138	2,746	6,250
Option review costs	—	559	—	1,463
Legal reserve	—	—	(82)	—
Restructuring and other	3,532	(463)	9,960	5,214
Gain on sale of building & land	(628)	—	(79,991)	—

Tax effect of non-GAAP adjustments	(6,137)	(3,798)	25,395	(10,267)

Non-GAAP net income (loss)	$(6,120)	$11,997	$(10,450)	$24,044

After-tax adjustment of convertible debt-related expense	—	512	—	1,262

Income (loss) for purposes of computing diluted non-GAAP net income (loss) per share	$(6,120)	$12,509	$(10,450)	$25,306

Non-GAAP net income (loss) per diluted common share	$(0.12)	$0.21	$(0.21)	$0.41

Shares used in per share calculation	48,996	59,871	50,223	61,738

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2009	December 31, 2008
Assets
Cash, cash equivalents and short-term investments	$278,885	$189,351
Accounts receivable, net	69,507	97,286
Inventories, net	42,891	48,785
Assets held for sale	—	55,367
Other current assets	15,541	20,013

Total current assets	406,824	410,802

Property and equipment, net	31,886	35,225
Restricted investments	56,850	56,850
Goodwill	123,146	122,581
Intangible assets, net	60,526	72,992
Other assets	57,998	53,498

Total assets	$737,230	$751,948

Liabilities & Stockholders’ equity
Accounts payable	$28,970	$44,634
Accrued and other liabilities	56,348	70,386
Income taxes payable	19,263	1,952

Total current liabilities	104,581	116,972
Long term taxes payable	36,043	33,758

Total liabilities	140,624	150,730
Total stockholders’ equity	596,606	601,218

Total liabilities and stockholders’ equity	$737,230	$751,948

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue by Operating Segment
Fiery	$40,210	$72,193	$89,315	$140,511
Inkjet	36,461	57,995	68,561	111,380
Professional printing applications	13,439	13,658	28,379	28,559

Total	$90,110	$143,846	$186,255	$280,450

Revenue by Geographic Area
Americas	$52,702	$71,921	$109,165	$143,556
EMEA	27,257	54,172	55,224	102,583
Japan	6,326	12,646	16,018	24,469
Other international locations	3,825	5,107	5,848	9,842

Total	$90,110	$143,846	$186,255	$280,450